WEINBERG & COMPANY, PA
                              Town Executive Center
                           6100 Glades Road, Suite 314
                            Boca Raton, Florida 33434


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form SB-2 Registration Statement, AmendmentNo. 3, of Alpine Entertainment, Inc., our report as of December 31, 1999 and 1998, Dated June 6, 2000, relating to the consolidated financial statements of Alpine Entertainment, Inc. and Subsidiaries which appear in such Form SB-2 and to the Reference to our Firm under the heading "Experts" in the prospectus.



                                        WEINBERG & COMPANY, P.A.
                                        Certified Public Accountants

Boca Raton, Florida
March 22, 2001